As filed with the Securities and Exchange Commission on March 2, 2004.

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             U.S. Securities and Exchange Commission
                      Washington, D.C. 20549


            POST EFFECTIVE AMENDMENT NO. 2 TO FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    WIZZARD SOFTWARE CORPORATION
                    ----------------------------
          (Name of small business issuer in its charter)

      Colorado                         7372                   87-0575577
      --------                         ----                 ---------------
(State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number) Identification No.)

                               424 Gold Way
                       Pittsburgh, Pennsylvania 15213
                              (412) 621-0902
                              --------------
       (Address and telephone number of principal executive offices)

                               424 Gold Way
                       Pittsburgh, Pennsylvania 15213
                       ------------------------------
                  (Address of principal place of business
                  or intended principal place of business)

                          Christopher J. Spencer
                               424 Gold Way
                       Pittsburgh, Pennsylvania 15213
                              (412) 621-0902
                              --------------
         (Name, address and telephone number of agent for service)

                                 Copies to:
                          Branden T. Burningham, Esq.
                         455 East 500 South, Suite 205
                          Salt Lake City, Utah 84111
                               (801) 363-7411

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

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                       REMOVAL OF SECURITIES FROM REGISTRATION

     We previously registered for resale, under a Registration Statement on Form SB-2, as amended (Registration No. 333-72276), 5,347,314 shares of our common stock to be offered by the selling security holders named in the Registration Statement. By filing this Post-Effective Amendment No. 2 to the Registration Statement, we hereby remove from registration all of the shares of common stock that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such shares.

                            SIGNATURES
                            ----------

     In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Pittsburgh, State of Pennsylvania, on March 2, 2004.


                                             Wizzard Software Corporation


Date: 3/2/04                             By  /s/ Christopher J. Spencer
      ------                                 --------------------------
                                             CEO and President


     In accordance with the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and on the dates stated.



Date: 3/2/04                                  /s/ Christopher J. Spencer
      ------                                  --------------------------
                                             CEO, President, Treasurer
                                             and Director


Date: 3/2/04                                 /s/ Gordon Berry
      ------                                 ----------------
                                             Director and Controller


Date: 3/2/04                                 /s/ Armen Geronian
      ------                                 ------------------
                                             Director


Date: 3/2/04                                 /s/ Alan Costilo
      ------                                 ----------------
                                             Director